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                                                                    EXHIBIT 99.4
                      NON-QUALIFIED STOCK OPTION AGREEMENT

     This Agreement is made as of the 10th day of January, 1998, between HORIZON ORGANIC HOLDING CORPORATION, a Delaware corporation (the "CORPORATION"), and ___________ (the "OPTIONEE").

     1. STOCK OPTION. The Corporation hereby grants to the Optionee an option to purchase ______ shares of the authorized and unissued common stock of the Corporation at a price of $6.50 per share (the "OPTION").

     2.  TIME AND METHOD OF EXERCISE OF THE OPTION.

          (A) Notice. The Option may be exercised in whole or in part by delivery to the Corporation of written notice in the form of the Notice of Exercise of Stock Option attached as Attachment II specifying the number of shares with respect to which the Option is exercised and by making full payment in cash or certified check of the purchase price for such shares.

          (B) TIME OF EXERCISE. Commencing on January 10, 1999 the Option may be exercised only to the extent of twenty-five percent of the total number of shares covered by this Option. An additional twenty-five percent of the total number of shares covered by this Option may be exercised on each successive anniversary thereof. The provisions of this subparagraph (b) are limited as otherwise provided in paragraph 6.

     3. ADJUSTMENT OF THE OPTION. In the event of any change in the capital structure of the Corporation through consolidation, stock dividend, split-up or other change, appropriate proportionate adjustment shall be made in the number and purchase price of the shares which may be purchased by the exercise of the option.

     4.  EXPIRATION OF OPTION.  The Option shall expire (i) ______________; or
(ii) upon the completion of the merger or sale of substantially all of the stock or assets of the Corporation, with or to another corporation unless the other corporation elects to continue the Plan.

     5. INVESTMENT REQUIREMENT. The Optionee hereby agrees to purchase any shares by exercise of the Option for investment purposes only and not to resell any such shares in any manner violating the Securities Act of 1933 (the "Act"), as amended, any rules promulgated thereunder, or any applicable state statute. Optionee hereby confirms that he has been advised of and understands the restrictions on resale of stock by virtue of Rule 144 promulgated under the Act. This restriction or notice thereof shall be placed upon the certificate representing any shares purchased.

     6. TRANSFERABILITY. The Option may not be transferred other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by him.

     7. BENEFIT. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, personal representatives, successors and assigns.

                                       1.
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     8.  NO RIGHTS; NO OTHER OPTIONS.  Optionee hereby acknowledges that the adoption of the Plan and the grant of the Option pursuant to this Agreement shall not be construed as giving Optionee any legal or equitable right against the Corporation or any other person except as specifically provided in this Agreement. Optionee hereby acknowledges that he has no right to acquire any shares of the stock of the Corporation by the exercise of an option except as expressly set forth in this Agreement or in another written agreement executed by Optionee and the Corporation.

     9. NOTICE. Except as otherwise specifically provided, any notices to be given hereunder shall be deemed given upon personal delivery or upon mailing thereof, if mailed by certified mail, return receipt requested, to the following addresses (or to such other address or addresses as shall be specified in any notice given):

          In the case of the Corporation:

          Horizon Organic Holding Corporation
          6311 Horizon Lane
          Longmont, CO 80305

          In the case of Optionee:


          _____________________________
          _____________________________
          _____________________________
          _____________________________

     10. Entire Agreement. This Agreement, together with the documents and exhibits referred to herein, embodies the entire understanding among the parties and merges all prior discussions or communications among them, and no party shall be bound by any definitions, conditions, warranties, or representations other than as expressly stated in this Agreement or as subsequently set forth in a writing signed by the duly authorized representatives of all of the parties hereto.

     11. INTERPRETATION. This Agreement shall be construed as a whole and in accordance with its fair meaning. Captions are for convenience only and shall not be used in construing meaning. This Agreement and all the schedules or exhibits incorporated herein by reference shall be interpreted in accordance with the laws of the State of Delaware.

     12. GENDER, TENSE, ETC. Whenever the masculine, feminine or neuter genders are used herein, as required by the context or particular circumstance, they shall include each of the other genders as appropriate. Whenever the singular or plural numbers are used, they shall be deemed to be the other as required. Wherever the present or past tense is used in this Agreement and the context or circumstances require another interpretation, the present shall include the past and future, the future shall include the present, and the past shall include the present.

     13. SEVERABILITY. Notwithstanding paragraph 14 below, if any provision or any part of any provision of this Agreement shall be void or unenforceable for any reason whatsoever, then that provision shall be stricken and of no force and effect. The remaining provisions of this

                                       2.
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Agreement, however, shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

     14. ALL TERMS MATERIAL. The parties hereby expressly acknowledge and agree that each and every term and condition of this Agreement is of the essence of this Agreement, constitutes a material part of the bargained-for consideration without which this Agreement would not have been executed, and is a material part of the Agreement.

     15. NO ORAL CHANGE; AMENDMENT. This Agreement may only be changed or modified and any provisions hereof may only be waived in or by a writing signed by the party against whom enforcement of any waiver, change or modification is sought. This Agreement may be amended only in writing by mutual consent of the parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the above date.


ATTEST:                          HORIZON ORGANIC HOLDING CORPORATION


By:________________________        By:__________________________
Its:_______________________        Its:_________________________


OPTIONEE:


___________________________      Optionee's Social
NAME                             Security Number:________________

                                       3.
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                                 ATTACHMENT II

                       NOTICE OF EXERCISE OF STOCK OPTION


Horizon Organic Holding Corporation
6311 Horizon Lane
Longmont, CO 80503

Ladies and Gentlemen:

     The undersigned has been granted options to purchase shares of the common stock (the "STOCK") of Horizon Organic Holding Corporation, a Delaware corporation (the "CORPORATION") pursuant to the terms of the Stock Option Grant Notice ("GRANT NOTICE") and Non-Qualified Stock Option Agreement (the "OPTION"); and, by executing this Notice, the undersigned hereby exercises his option to purchase an aggregate of _________________________ shares of Stock at a price of $6.50 per share. The exercise of the option effected hereby is subject to and pursuant to the terms of the Option.

     The undersigned hereby exercises the Option for _________________________ shares of Stock of the shares granted to me under the Option. Cash or certified funds in the amount of $__________ representing the exercise price for the above shares of Stock, accompany this Notice. Please register my shares of Stock as indicated below and mail the certificate representing the shares of Stock to me at the following address:



                           _________________________
                           _________________________

                    Register shares in the following manner:

                           _________________________
                           _________________________


                   Mail certificate to the following address:

                           _________________________
                           _________________________



Date:_______________________        _________________________
                                    [Signature]